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                                                                     EXHIBIT 4.2


                           AMENDED AND RESTATED BYLAWS
                                       OF
                                 STELLENT, INC.

                                    ARTICLE 1

                                     OFFICES

                  1.1 REGISTERED OFFICE. The registered office of the Corporation shall be located within the State of Minnesota as set forth in the Articles of Incorporation. The Board of Directors shall have authority to change the registered office of the Corporation and a statement evidencing any such change shall be filed with the Secretary of State of Minnesota as required by law.

                  1.2 OFFICES. The Corporation may have other offices, including its principal business office, either within or without the State of Minnesota.


                                    ARTICLE 2

                                 CORPORATE SEAL

                  2.1 CORPORATE SEAL. The Board of Directors shall determine whether or not the Corporation will adopt a corporate seal. If a corporate seal is adopted, inscribed on the corporate seal shall be the name of the Corporation and the words "Corporate Seal," and when so directed by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary of the Corporation.


                                    ARTICLE 3

                                  SHAREHOLDERS

                  3.1 REGULAR MEETINGS. Regular meetings of the shareholders shall be held at the Corporation's registered office or at such other place within or without the State of Minnesota as is designated by the Board of Directors. Regular meetings may be held annually or on a less frequent periodic basis, as established by a resolution of the Board of Directors, or may be held on call by the Board of Directors from time to time as and when the Board determines. At each regular meeting, the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six (6) months after the date of the meeting, and may transact such other business which properly comes before them. Notwithstanding the foregoing, if a regular meeting of the shareholders has not been held for a period of fifteen (15) months, a shareholder or group of shareholders holding three percent (3%) or more of the issued and outstanding voting shares of the Corporation may demand that a regular meeting of the shareholders be held by giving written notice to the President or Treasurer
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of the Corporation. Within thirty (30) days after receipt of the notice, the
Board shall cause a regular meeting of the shareholders to be called and held within ninety (90) days after receipt of the notice. Any regular meeting held pursuant to such a demand by a shareholder or shareholders shall be held within the county where the principal executive office of the Corporation is located.

                  3.2 SPECIAL MEETING. Special meetings of the shareholders may be called by the President, by a Vice-President in the absence of the President, by the Treasurer, or by the Board of Directors or any two or more members thereof. Special meetings may also be called by one or more shareholders holding ten percent (10%) or more of the issued and outstanding voting shares of the Corporation by delivering to the President or Treasurer a written demand for a special meeting, which demand shall state the purposes of such meeting. Within thirty (30) days after receipt of the written demand, the Board of Directors shall call a special meeting of the shareholders to be held within ninety (90) days after receipt of the written demand. Any special meeting held pursuant to such written demand shall be held within the county where the principal executive office of the Corporation is located.

                  3.3 QUORUM. Business may be transacted at any duly held meeting of the shareholders at which a quorum is present. The holders of fifty percent (50%) of the voting power of the shares entitled to vote at a meeting shall constitute a quorum. The shareholders present at the meeting may continue to transact business until adjournment, even though a number of shareholders withdraw leaving less than a quorum. If a quorum is not present at any meeting, those shareholders present have the power to adjourn the meeting from time to time until the requisite number of voting shares are present. The date, time and place of the reconvened meeting shall be announced at the time of adjournment and notice of the reconvened meeting shall be given to all shareholders who were not present at the time of adjournment. Any business which might have been transacted at the meeting which was adjourned may be transacted at the reconvened meeting.

                  3.4 VOTING. At each shareholders' meeting, every shareholder having the right to vote is entitled to vote in person or by proxy. Shareholders have one (1) vote for each share having voting power standing in their name on the books of the Corporation, unless otherwise provided in the Articles of Incorporation, or these Bylaws, or in the terms of the shares. All elections and questions shall be decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except as otherwise required by statute, the Articles of Incorporation, these Bylaws, or by agreement among the shareholders.

                  3.5 NOTICE OF MEETING. Notice of regular or special meetings of the shareholders shall be given by an officer or agent of the Corporation to each shareholder shown on the books of the Corporation to be the holder of record of shares entitled to vote at the meeting. If the notice is to be mailed, then the notice must be mailed to each shareholder at the shareholder's address as shown on the books of the Corporation at least ten (10) calendar days prior to the meeting. If the notice is not mailed, then the notice must be given at least forty-eight (48) hours prior to the meeting. The notice must contain the date, time and place of the meeting, and in the case of a special meeting, must also contain a statement of the purpose of the meeting. In no event shall notice be given more than sixty (60) days prior to the meeting. If a plan of merger,


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exchange, sale or other disposition of all or substantially all of the assets of the Corporation is to be considered at a meeting of shareholders, notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than fourteen (14) days prior to the date of such meeting. A shareholder may orally or in writing waive notice of the meeting. Attendance by a shareholder at a meeting of the Board of Directors also constitutes a waiver of notice of such meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting allegedly is not lawfully called or convened and such shareholder does not participate thereafter in the meeting.

                  3.6 PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxies must be filed with an officer of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

                  3.7 CLOSING TRANSFER BOOKS. The Board of Directors may close the stock transfer books for a period of time which does not exceed sixty (60) days preceding any of the following: the date of any meeting of shareholders; the payment of dividends; the allotment of rights; or the change, conversion, or exchange of shares.

                  3.8 MEETING BY ELECTRONIC COMMUNICATIONS. A conference among shareholders by any means of communication through which the shareholders may simultaneously hear each other during the conference constitutes a meeting of the shareholders if the number of shares held by the shareholders participating in the conference would be sufficient to constitute a quorum at a meting, and if the same notice is given of the conference as would be required for a shareholders meeting under these Bylaws. In any shareholders meeting, a shareholder may participate by any means of communication through which the shareholder, other shareholders so participating, and all shareholders physically present at the meeting may simultaneously hear each other during the meeting.

                  3.9 RECORD DATE. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any of the events described in Section 3.7, as a record date for the determination of which shareholders are entitled (I) to notice of and to vote at any meeting and any meeting subsequent to adjournment, (ii) to receive any dividend or allotment of rights, or (iii) to exercise the rights in respect to any change, conversion, or exchange of shares. If a record date is fixed by the Board of Directors, only those shareholders of record on the record date shall be entitled to receive notice of and to vote at the meeting and any meeting subsequent to adjournment or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed. If the share transfer books are not closed and no record date is fixed for determination of the shareholders of record, then the date on which notice of the meeting is mailed or the date of adoption of a resolution of the Board of Directors declaring a dividend, allotment of rights, change, conversion or exchange of shares, as the case may be, shall be the record date for such determination.


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                  3.10 PRESIDING OFFICER. The President of the Corporation shall preside over all meetings of the shareholders. In the absence of the President, the shareholders may choose any person present to act as presiding officer.

                  3.11 WRITTEN ACTION BY SHAREHOLDERS. Any action which may be taken at a meeting of the shareholders may be taken without a meeting and notice if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to notice of a meeting for such purpose.

                  3.12 ADVANCE NOTICE OF SHAREHOLDER PROPOSALS. As provided in
Section 3.1, the business conducted at any special meeting of shareholders of the Corporation shall be limited to the purposes stated in the notice of the special meeting. Notwithstanding anything to the contrary stated in Section 3.5, at any regular meeting of shareholders of the Corporation, only such business (other than the nomination and election of directors, which shall be subject to Section 4.15) may be conducted as shall be appropriate for consideration at the meeting of shareholders and as shall have been brought before the meeting (i) by or at the direction of the Board, or (ii) by any shareholder of the Corporation entitled to vote at the meeting who complies with the notice procedures hereinafter set forth in this Section.

                  (a) Timing of Notice. For such business to be properly brought before any regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice of any such business to be conducted at an annual meeting must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. To be timely, a shareholder's notice of any such business to be conducted at a regular meeting other than an annual meeting must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 90 days before such regular meeting or, if later, within 10 days after the first public announcement of the date of such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as described above.

                  (b) Content of Notice. A shareholder's notice to the Corporation shall set forth as to each matter the shareholder proposes to bring before the regular meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
                           (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class or series (if any) and number of shares of the Corporation that are beneficially owned by the shareholder, (iv) any material interest of the


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                           shareholder in such business, and (v) a
                           representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the proposal.

                  (c) Consequences of Failure to Give Timely Notice. Notwithstanding anything in these Bylaws to the contrary, no business (other than the nomination and election of directors) shall be conducted at any regular meeting except in accordance with the procedures set forth in this Section. The officer of the Corporation chairing the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures described in this Section and, if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting in accordance with these Bylaws.

                  (d)      Public Announcement. For purposes of this Section and
                           Section 4.15, "public announcement" means disclosure
                           (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) when mailed as the notice of the meeting pursuant to Section 3.5.

                  (e) Compliance with Law. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of Minnesota law and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.


                                    ARTICLE 4

                                    DIRECTORS

                  4.1 GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by the Board of Directors which shall initially consist of five (5) director(s). In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

                  4.2 NUMBER. The number of directors may be either increased or decreased by resolution of the shareholders at their regular meetings or at a special meeting called for that purpose. The number of directors may be increased by resolution adopted by the affirmative vote of a majority of the Board of Directors. Any newly created directorships established by the


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Board of Directors shall be filled by a majority vote of the directors serving at the time of increase.

                  4.3 QUALIFICATIONS AND TERM OF OFFICE. Directors need not be shareholders or residents of the State of Minnesota. The Board of Directors shall be elected by the shareholders at their regular meeting and at any special shareholders' meeting called for that purpose. A director shall hold office until the annual meeting for the year in which his or her term expires and until the director's successor is elected and qualifies, or until the earlier death, resignation, removal, or disqualification of the director.

                  4.4 QUORUM. A majority of the Board of Directors constitutes a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation, or otherwise, a majority of the remaining directors constitutes a quorum. If less than a quorum is present at any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

                  4.5 ACTION OF DIRECTORS. The acts of a majority of the directors present at a meeting at which a quorum is present are the acts of the Board of Directors.

                  4.6 MEETINGS. Meetings of the Board of Directors may be held from time to time at any place, within or without the State of Minnesota, that the Board of Directors may select. If the Board of Directors fails to select a place for a meeting, the meeting shall be held at the principal executive office of the Corporation. The President or any director may call a meeting of the Board of Directors by giving notice to all directors of the date, time and place of the meeting. If the notice is to be mailed, then the notice must be mailed to each director at least five (5) calendar days prior to the meeting. If the notice is not to be mailed, then the notice must be given at least forty-eight
(48) hours prior to the meeting. If the date, time and place of the meeting of the Board of Directors has been announced at a previous meeting of the Board of Directors, no additional notice of such meeting is required, except that notice shall be given to all directors who were not present at the previous meeting. Notice of the meeting of the Board of Directors need not state the purpose of the meeting. A director may orally or in writing waive notice of the meeting. Attendance by a director at a meeting of the Board of Directors also constitutes a waiver of notice of such meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting allegedly is not lawfully called or convened and such director does not participate thereafter in the meeting.

                  4.7 MEETING BY ELECTRONIC COMMUNICATIONS. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes meeting of the Board of Directors if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting, and if the same notice is given of the conference as would be required for a Board of Directors meeting under these Bylaws. In any Board of Directors meeting, a director may participate by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting.


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                  4.8 COMPENSATION. Directors may receive such compensation as may be determined from time to time by resolution of the Board of Directors.

                  4.9 COMMITTEE. By the affirmative vote of a majority of the directors, the Board of Directors may establish a committee or committees having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in the resolution adopted by the Board of Directors. A committee shall consist of one or more persons, who need not be directors, that have been appointed by affirmative vote of a majority of the directors present. A majority of the members of the committee present at any meeting of the committee is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution approved by the Board of Directors. Minutes of any meetings of committees created by the Board of Directors shall be available upon request to members of the committee and to any director.

                  4.10 ACTION BY ABSENT DIRECTOR. A director may give advance written consent or opposition to a proposal to be acted upon at a Board of Directors meeting by giving a written statement to the President, Treasurer, or any director which sets forth the proposal to be voted on and contains a statement of the director's voting preference with regard to the proposal. An advance written statement does not constitute presence of the director for purposes of determining a quorum, but the advance written statement shall be counted in the vote on the subject proposal provided that the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal set forth in the advance written statement. The advance written statement by a director on a proposal shall be included in the records of the Board of Directors' action on the proposal.

                  4.11 REMOVAL OF DIRECTORS BY BOARD OF DIRECTORS. Any director who has been elected by the Board of Directors to fill a vacancy on the Board of Directors, or to fill a directorship created by action of the Board of Directors, and who has not subsequently been reelected by the shareholders, may be removed by a majority vote of all directors constituting the Board, exclusive of the director whose removal is proposed.

                  4.12 VACANCIES. Any vacancy on the Board of Directors may be filled by vote of the remaining directors, even though less than a quorum.

                  4.13 WRITTEN ACTION BY LESS THAN ALL OF DIRECTORS. Any action required or permitted to be taken at a Board meeting, other than an action requiring shareholder approval, may be taken by written action of the Board of Directors if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

                  4.14 DISSENT FROM ACTION. A director of the Corporation who is present at a meeting of the Board of Directors at which any action is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter, or unless the director votes against the action at the meeting, or is prohibited from voting on the action.


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                  4.15 NOMINATION OF DIRECTOR CANDIDATES. Only persons who are nominated in accordance with the procedures set forth in this Section 4.15 shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of shareholders (i) by or at the direction of the Board, or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures hereinafter set forth in this Section.

                  (a) Timing of Notice. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice of nominations to be made at an annual meeting of shareholders must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of shareholders of the Corporation is called in accordance with Section 3.2 for the purpose of electing one or more directors to the Board or if a regular meeting other than an annual meeting is held, for a shareholder's notice of nominations to be timely it must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 90 days before such special meeting or such regular meeting or, if later, within 10 days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as described above.

                  (b) Content of Notice. A shareholder's notice to the Corporation of nominations for a regular or special meeting of shareholders shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) such person's name, age, business address and residence address and principal occupation or employment, (ii) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or that is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and
                           (iii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (y) as to the shareholder giving the notice: (i) the name and address, as they appear on the Corporation's books, of such shareholder, (ii) the class or series (if any) and number of shares of the Corporation that are beneficially owned by such shareholder, and (iii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote for the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. At the request of the Board, any person nominated by the Board for election as a director shall


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                           furnish to the Secretary of the Corporation the
                           information required to be set forth in a shareholder's notice of nomination that pertains to a nominee.

                  (c) Consequences of Failure to Give Timely Notice. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The officer of the Corporation chairing the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures described in this Section and, if such officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.

                                    ARTICLE 5

                                    OFFICERS

                  5.1 ELECTION OF OFFICERS. The Board of Directors shall from time to time, elect a Chief Executive Officer, who may also be designated as President, and a Chief Financial Officer, who may also be designated as Treasurer. The Board of Directors may elect, but shall not be required to elect, a Secretary, one or more Vice Presidents, and a Chairman of the Board. In addition, the Board of Directors may elect such other officers and agents as it may deem necessary. The officers shall exercise such powers and perform such duties as are prescribed by applicable statutes, the Articles of Incorporation, the Bylaws, or as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.

                  5.2 TERM OF OFFICE. The officers shall hold office until their successors are elected and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the directors present at a Board of Directors meeting at which a quorum is present.

                  5.3 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall:

                  (a) Have general active management of the business of the Corporation;

                  (b) When present, preside at all meetings of the shareholders;

                  (c) When present, and if there is not a Chairman of the Board, preside at all meetings of the Board of Directors;

                  (d) See that all orders and resolutions of the Board of Directors are carried into effect;

                  (e) Sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorpora-


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                           tion or Bylaws or by the Board of Directors to some
                           other officer or agent of the Corporation;

                  (f) Maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders; and

                  (g) Perform all other duties prescribed by the Board of Directors.

         All other officers shall be subject to the direction and authority of the Chief Executive Officer.

                  5.4 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall:

                  (a)      Keep accurate financial records for the Corporation;

                  (b) Deposit all money, drafts and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors;

                  (c) Endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefor;

                  (d) Disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors;

                  (e) Render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the Corporation; and

                  (f) Perform all other duties prescribed by the Board of Directors or by the Chief Executive Officer.

                  5.5 PRESIDENT. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors.

                  5.6 VICE PRESIDENT. Each Vice President, if any, shall have such powers and perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. If the Chief Executive Officer is absent or disabled, the Vice President shall succeed to the President's powers and duties. If there are two or more Vice Presidents, the order of succession shall be determined by seniority of election or as otherwise prescribed by the Board of Directors.

                  5.7 SECRETARY. The Secretary, if any, shall attend all meetings of the shareholders and the Board of Directors. The Secretary shall act as clerk and shall record all the proceedings of the meetings in the minute book of the Corporation and shall give proper notice of meetings of shareholders and the Board of Directors. The Secretary shall keep the seal of the Corporation, if


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any, and shall affix the seal to any instrument requiring it and shall attest the seal, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

                  5.8 TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board of Directors.

                  5.9 CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shall perform such other duties as may from time to time be assigned by the Board of Directors.

                  5.10 ASSISTANT OFFICERS. In the event of absence or disability of any Vice President, Secretary or the Chief Financial Officer, the assistant to such officer, if any, shall succeed to the powers and duties of the absent officer until the principal officer resumes his duties or a replacement is elected by the Board of Directors. If there are two or more assistants, the order of succession shall be determined through seniority by the order in which elected or as otherwise prescribed by the Board of Directors. The assistant officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board of Directors or the principal officer under whom they serve, but at all times shall remain subordinate to the principal officers they are designated to assist.


                                    ARTICLE 6

                                 INDEMNIFICATION

                  The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota, as now in effect, or as the same may be hereafter modified.


                                    ARTICLE 7

                            SHARES AND THEIR TRANSFER

                  7.1 CERTIFICATES OF SHARES. Every owner of shares of the Corporation shall be entitled to a certificate, to be in such form as the Board of Directors prescribes, certifying the number of shares owned by such shareholder. The certificates for shares shall be numbered in the order in which they are issued and shall be signed in the name of the Corporation by the Chief Executive Officer, the President or a Vice President and by the Secretary or Assistant Secretary, or the Chief Financial Officer, or any other officer of the Corporation authorized by the Board of Directors and shall have the corporate seal, if any, affixed thereto. A record shall be kept of the name of the person owning the shares represented by each certificate, the respective issue dates thereof, and in the case of cancellation, the respective dates of cancellation. Except as provided in Section 7.4 of this Article 7, every certificate surrendered to


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
the Corporation for exchange or transfer shall be canceled, and no other certificate shall be issued in exchange for any existing certificate until such existing certificate is canceled.

                  7.2 ISSUANCE OF SHARES. The Board of Directors is authorized to issue shares of the capital stock of the Corporation up to the number of shares authorized by the Articles of Incorporation. Shares may be issued for any consideration (including, without limitation, money or other tangible or intangible property received by the Corporation or to be received by the Corporation under a written agreement, or services rendered to the Corporation or to be rendered to the Corporation under a written agreement) which is authorized by a resolution approved by the affirmative vote of a majority of the directors present, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined. Upon authorization by resolution approved by the affirmative vote of a majority of the directors present, the Corporation may, without any new or additional consideration, issue shares of its authorized and unissued capital stock in exchange for or in conversion of its outstanding shares, or issue its own shares pro rata to its shareholders or the shareholders of one or more classes or series, to effectuate share dividends or splits, including reverse share splits. No shares of a class or series shall be issued to the holder of the shares of another class or series, unless issuance is either expressly provided for in the Articles of Incorporation or is approved at a meeting by the affirmative vote of the holders of a majority of the voting power of all shares of the same class or series as the shares to be issued.

                  7.3 TRANSFER OF SHARES. Transfer of shares on the books of the Corporation may be authorized only by the shareholder named in the certificates or the shareholder's representative or duly authorized attorney-in-fact and only upon surrender for cancellation of the certificate for such shares. The shareholder in whose name shares stand on the books of the Corporation shall be considered the owner thereof for all purposes regarding the Corporation.

                  7.4 LOST CERTIFICATES. Any shareholder claiming a certificate for shares has been lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require and shall, if the directors so require, give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors and in an amount determined by the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of the certificate. A new certificate may then be issued in the same tenor for the same number of shares as the one alleged to have been lost or destroyed.

                  7.5 TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

                  7.6 FACSIMILE SIGNATURE. When any certificate is manually signed by a transfer agent, a transfer clerk, or a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the officers and a facsimile corporate seal, if any, may be inscribed on the certificate in lieu of the actual signatures and seal.


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
                                    ARTICLE 8

                                   AMENDMENTS

                  The Board of Directors of the Corporation is expressly authorized to make Bylaws of the Corporation and from time to time to adopt, amend or repeal Bylaws so made to the extent and in the manner prescribed in the Minnesota Statutes. The Board of Directors shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a Bylaw to increase the number of directors. The authority in the Board of Directors is subject to the power of the voting shareholders to adopt, change or repeal the Bylaws by a vote of shareholders holding a majority of the shares entitled to vote and present or represented at any regular meeting or special meeting called for that purpose.


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